Exhibit 99.2 Press release announcing sale of subsidiary Mortgage Company

For immediate release:

Bank of Commerce Holdings™ Announces sale of Mortgage Banking Company

REDDING, California, August 31, 2012/ PR Newswire — Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $927 million bank holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce today announced the sale of 51% ownership position in Bank of Commerce Mortgage™.

In May 2009, Bank of Commerce Holdings acquired 51% of the capital stock of Simonich Corporation, a residential mortgage banking company headquartered in San Ramon, California, with twenty one offices in two different states and licenses in California, Colorado, Oregon, Nevada and Texas.

Bank of Commerce Holdings has agreed to sell back the 51% ownership position to the partners of Simonich Corporation, Scott Simonich and Mario De Tomasi. The agreement represents a return of capital, is generally expected to be cash flow neutral — and puts both parties in the best position for other strategic growth investments. The transaction is expected to close in the third quarter.

The agreement provides for a continued relationship between the two companies on the funding side and puts both parties in the best position to pursue their core competencies.

“We are pleased to announce this sale, as it further aligns our strategic focus on core banking, enables us to redeploy capital and to continue our relationship with Simonich Corporation as a lender,” said Patrick J. Moty, President & CEO of Bank of Commerce Holdings. “We will continue to look for favorable opportunities for expansion, including acquisitions, as part of our overall growth strategy.”

“We are happy that Bank of Commerce Holdings recognized the value of our strong mortgage franchise and dedicated employees,” said Scott Simonich, President & CEO Bank of Commerce Mortgage. “This agreement reaffirms our commitment to focus on our strategy of building our mortgage banking franchise significantly in multiple locations, and to continue our valuable lending relationship with Redding Bank of Commerce.”

This press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

•	Competitive pressure in the banking and mortgage industry and changes in the regulatory environment.

•	The ability of the sold mortgage company and its principals to generate sufficient cash to finance timely payment of the purchase price.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could further reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and under the heading: “Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Bank of Commerce Holdings

Bank of Commerce Holdings, with administrative offices in Redding, California is a bank holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™. The bank is a federally insured California banking corporation and opened on October 22, 1982. BOCH is a NASDAQ Global Market listed stock. Please contact your local investment advisor for purchases and sales.

Investment firms making a market in BOCH stock are:

Raymond James Financial /

John T. Cavender

555 Market Street

San Francisco, CA

(800) 346-5544

Keefe, Bruyette & Woods, Inc. /

Dave Bonaccorso

101 California Street, 37th Floor

San Francisco, CA 94105 (415) 591-5063

Sandler & O’Neil /Bryan Sullivan

919 Third Avenue, 6th Floor

New York, NY 10022

(888) 383-3112

McAdams Wright Ragen, Inc. /Joey Warmenhoven

1121 SW Fifth Avenue

Suite 1400

Portland, Oregon 97204

(866) 662-0351

Stiffel Nicolaus

Perry Wright

1255 East Street #100

Redding, CA 96001

(530) 244-7199

Contact Information:

Patrick J. Moty, President & CEO

Telephone Direct (530) 722-3953

Linda J. Miles, Executive Vice President & Chief Operating Officer

Telephone Direct (530) 722-3955

Samuel D. Jimenez, Executive Vice President & Chief Financial Officer

Telephone Direct (530) 722-3952